UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2016 (August 31, 2016)

WVS Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-22444	25-1710500
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9001 Perry Highway, Pittsburgh, Pennsylvania		15237
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code(412) 364-1913

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2016, Keith A. Simpson resigned his positions as Vice President, Chief Accounting Officer, and Treasurer of WVS Financial Corp. (“Company”) and West View Savings Bank (“Bank”), the wholly owned subsidiary of the Company.

On August 31, 2016, Linda K. Butia was appointed as Vice President, Chief Accounting Officer, and Treasurer of the Company and the Bank. Ms. Butia, age 63, is a Certified Public Accountant with extensive and diverse experience in SEC and financial management reporting for large and community banks as well as annual planning and budgeting, risk compliance and administration. Ms. Butia most recently served as a consultant specializing in financial reporting with Resources Global Professionals, Pittsburgh, Pennsylvania, from 2014 until June 2016. Prior to that, she served as an Accounting Manager with First Place Bank, Warren, Ohio, from 2013 to 2014. Ms. Butia also worked for Resources Global Professionals from 2011 until 2013, where she co-managed an SEC reporting restatement project spanning five fiscal years for a financial services client. She also served as Controller for Parkvale Bank, Monroeville, Pennsylvania, in 2010. Prior to that, Ms. Butia served in a variety of positions with BNY Mellon, Pittsburgh, Pennsylvania, from 1979 until 2008, including Vice President and Manager, Reconciliation Services Group, and as a Senior Accountant with PriceWaterhouseCoopers, Pittsburgh, Pennsylvania, from 1975 to 1979.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WVS FINANCIAL CORP.

By:	/s/ David J. Bursic
David J. Bursic
President and Chief Executive Officer

Date: September 2, 2016

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